EXHIBIT 23.1


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                                                                    Exhibit 23.1



            Consent of Independent Registered Public Accounting Firm



We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Employee Stock Purchase Plan of Kenneth Cole Productions, Inc. of our reports dated March 6, 2009, with respect to the consolidated financial statements and schedule of Kenneth Cole Productions, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2008, and the effectiveness of internal control over financial reporting of Kenneth Cole Productions, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Ernst & Young
June 26, 2009